UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2016

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14921 Chestnut St., Westminster, CA	92683
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

3500 W. Garry Avenue, Santa Ana, CA 92704
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 18, 2016, the Registrant entered into a commercial lease agreement (“Lease”) for its primary corporate office and warehouse space. The leased premises are located at 14921 Chestnut Street, Westminster California 92683, and consist of approximately 8,820 square feet of office and warehouse space. The Lease requires a monthly payment of $8,379 due on the first of the month, and a security deposit of $27,466.77. The monthly lease payment increases to $8,630.37 effective September 1, 2017, $8,889.28 on September 1, 2018, and $9,155.95 on September 1, 2019.

The lease commences on September 1, 2016, terminates August 31, 2020, and may be extended for one additional four-year period. Should the Registrant exercise its option to extend, the monthly lease payment is subject to an adjustment to market value.

The lease agreement contains other provisions typical of a standard commercial real estate lease agreement.

Item 9.01 Financial Statements and Exhibits

10.1	Commercial Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2016	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer